EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2021, relating to the financial statements of Cleveland-Cliffs Inc. and the effectiveness of Cleveland-Cliffs Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Cleveland-Cliffs Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Cleveland, Ohio
April 28, 2021